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EXHIBIT 10.20

                                     FORM OF

                        AMENDMENT TO EMPLOYMENT AGREEMENT

         [EXECUTIVE] of ____________ ("Employee"), and OMNICARE MANAGEMENT COMPANY, a Delaware corporation with its principal place of business in Covington, Kentucky (the "Company"), hereby agree as follows:

         1. Recitals

         (a) The Company is an indirect subsidiary of Omnicare, Inc. (the "Parent Company") as a result of a corporate restructuring of the Parent Company and its affiliates.

         (b) In connection with such restructuring, certain assets and liabilities of the Parent Company were transferred to the Company effective December 31, 1988, including an Employment Agreement between the Parent Company and Employee dated _______ (the "Employment Agreement").

         (c) The Company, as assignee, and Employee amended the Employment Agreement by mutual written agreement on ____________________________ (the "Prior Amendments").

         2. Amendments

         (a) Article 3 of the Employment Agreement is hereby amended by renumbering Section 3.3 as Section 3.2 and renumbering Section 3.4 as Section
3.3 (to reflect the deletion of the prior Section 3.2 by the Prior Amendments), and by adding a new Section 3.4 to read in its entirely as follows:

                  "Section 3.4  Parachute Tax Indemnity.

                  (a) If it shall be determined that any amount, right or benefit paid, distributed or treated as paid or distributed by the Company, the Parent Company or any of its affiliates to or for the Employee's benefit (whether paid or payable or distributed or distributable hereunder or otherwise, including, without limitation, in connection with a Change of Control (as defined in Section 5.1 hereof), but determined without regard to any additional payments required under this Section 3.4) (a "Payment") would be subject to the excise tax imposed by
                       Section 4999 of the Code, or any interest or penalties are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, collectively, the "Excise Tax"), then the Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Employee of all federal, state and local taxes







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                       (including any interest or penalties imposed with respect
                       to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                  (b) All determinations required to be made under this Section 3.4, including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized accounting firm as shall be designated jointly by the Employee and the Company (the "Accounting Firm"), which shall be permitted to designate an independent counsel to advise it for this purpose. The Accounting Firm shall provide detailed supporting calculations both to the Company and the Employee within 15 business days of the receipt of notice from the Employee or the Company that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm and its legal counsel shall be paid by the Company. Any Gross-Up Payment, as determined pursuant to this Section 3.4, shall be paid by the Company to the Employee (or to the Internal Revenue Service on the Employee's behalf) within five days of the receipt of the Accounting Firm's determination. All determinations made by the Accounting Firm shall be binding upon the Company and the Employee. As a result of the uncertainty regarding the application of Section 4999 of the Code hereunder, it is possible that the Internal Revenue Service may assert that an Excise Tax is due that was not included in the Accounting Firm's calculation of the Gross-Up Payments (an "Underpayment"). In the event that the Company exhausts its remedies pursuant to this
                       Section 3.4 and the Employee thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any additional Gross-Up Payments that are due as a result thereof shall be promptly paid by the Company to the Employee (or to the Internal Revenue Service on Employee's behalf).

                  (c) The Employee shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Employee receives written notification of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Employee shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Employee in writing prior to the expiration of such period that it desires to contest such claim, the Employee shall: (i) give the Company






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                       all information reasonably requested by the Company
                       relating to such claim; (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company and reasonably acceptable to the Employee and ceasing all efforts to contest such claim;
                       (iii) cooperate with the Company in good faith in order to effectively contest such claim; and (iv) permit the Company to participate in any proceeding relating to such claim; provided, however, that the Company shall bear and pay directly all reasonable costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Employee harmless, on an after-tax basis, from any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expense. Without limiting the foregoing provisions of this Section 3.4, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine and direct; provided, however, that if the Company directs the Employee to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Employee, on an interest-free basis, and shall indemnify and hold the Employee harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the Employee's taxable year with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (d) If, after the Employee's receipt of an amount advanced by the Company pursuant to this Section 3.4, the Employee becomes entitled to receive any refund with respect to such claim, the Employee shall promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the Employee's receipt of an amount advanced by the Company pursuant to this Section







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                       3.4, a determination is made that the Employee shall not
                       be entitled to any refund with respect to such claim and the Company does not notify the Employee in writing of its intent to contest such denial of refund prior to the expiration of 30 days after the Company's receipt of notice of such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

                  (e) The provisions of this Section 3.4 shall survive the expiration of the Employee's term of employment hereunder.

         (b) Section 5.1 of the Employment Agreement is hereby amended to read in its entirety as follows:

                  "Section 5.1 Breach by the Company. In the event that the Company shall fail, in any material respect, to observe and perform its obligations hereunder, the Employee may give written notice to the Company specifying the nature of such failure. If within thirty (30) days after its receipt of such notice the Company shall not have remedied such failure, the Employee shall have the right and option to treat such failure as termination of his employment by the Company Without Cause, to cease rendering services hereunder and thereafter receive the severance benefits and have the other rights and obligations provided for in Article 3 hereof in the case of a termination by the Company Without Cause. The parties agree that a material breach by the Company for purposes of this Section 5.1 shall include, but not be limited to, a material reduction in Employee's title, authority or responsibilities from those he was exercising on the date of execution of this Agreement. Without limitation of the foregoing prior to a Change of Control, the parties further agree that, following a Change of Control, a material breach by the Company shall mean:

                  (a) the assignment to the Employee of any duties inconsistent with the Employee's position, title, authority or responsibilities as contemplated by Section 1.1 hereof, or any action by the Company that results in a diminution in such position, title, authority or responsibilities (excluding for these purposes an isolated and insubstantial action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee);

                  (b) any requirement that the Employee report to any person or entity other than the Chairman of the Parent Company or the Board of Directors of the Parent Company;

                  (c) any failure to nominate the Employee for election as director of the ultimate parent corporation of the Company;

                  (d) any failure by the Company or the Parent Company, as applicable, to comply with the compensation and benefits provisions of Section 2 hereof; and







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                  (e)  the relocation of the Parent Company's principal
                       executive offices to a location more than 30 miles from its current location in Covington, Kentucky.

                  In addition, the Employee may terminate his employment voluntarily for any reason within the 120-day period following the occurrence of the Change of Control and shall have the right and option to treat such voluntary termination as termination by the Company without Cause in accordance herewith.

                  For purposes of this Agreement, a "Change of Control" shall mean the occurrence of one of the following events: (i) any Person becomes a beneficial owner, directly or indirectly, of securities of the Parent Company representing 20% or more of the combined voting power of the Parent Company's then outstanding securities; (ii) the merger or consolidation of the Parent Company with or into another entity (or other similar reorganization), whether or not the Parent Company is the surviving corporation, in which the stockholders of the Parent Company immediately prior to the effective date of such transaction own less than 50% of the voting power in the surviving entity;
(iii) the sale or other disposition of all or substantially all of the assets of the Parent Company, or a complete liquidation or dissolution of the Parent Company; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Parent Company cease for any reason to constitute at least a majority of such Board of Directors, unless the nomination for the election by the Parent Company's stockholders of each new director was approved by a vote of at least one-half of the persons who were directors at the beginning of the two-year period.

                  For purposes of this definition, a "Person" shall mean any individual, firm, company, partnership, other entity or group, but excluding the Parent Company, its affiliates, any employee benefit plan maintained by the Parent Company, or an underwriter temporarily holding securities pursuant to an offering of such securities.

                  For purposes of this definition, a Person shall be deemed the "beneficial owner" of any securities (i) which such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or (ii) which such Person or any of its Affiliates or Associates, has directly or indirectly, (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (2) the right to vote pursuant to any agreement, arrangement or understanding; or (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any securities.

                  For purposes of this definition, the terms "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.







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                  The remedy provided for in this Section 5.1 shall be in
addition to and not in limitation of any other remedies which would otherwise exist as a matter of law."

         (c) Article 6 is hereby amended by adding a new Section 6.7 reading as follows:

            "Section 6.7 No Mitigation or Offset. The Employee shall not be required to seek other employment or to reduce any severance benefit payable to him under Section 3.3 hereof, and no such severance benefit shall be reduced on account of any compensation received by the Employee from the Company or any other employment. The Company's obligations to the Employee hereunder, including, without limitation, any obligation to provide severance benefits, shall not be subject to set-off or counterclaim in respect of any debts or liabilities of the Employee to the Company.

         3. General

         Except as previously changed by the Prior Amendments and as specifically amended herein, the Employment Agreement will remain in full force and effect in accordance with its original terms, conditions, and provisions.

         IN WITNESS WHEREOF, the parties have duly executed this amendatory agreement as of February 25, 2000.

                                        OMNICARE MANAGEMENT COMPANY

____________________________________    By:____________________________